Exhibit 99.1

Canna-Global Acquisition Corp Announces Closing of Initial Public Offering and Exercise of Full Over-Allotment Option

Marina Del Rey, CA – December 2, 2021 – Canna-Global Acquisition Corp (the “Company”) announced today the closing of its initial public offering of 20,000,000 units at $10.00 per unit (the “Offering”). Each unit consists of one share of the Company’s Class A common stock and one redeemable warrant. Each warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. The underwriters exercised their over-allotment option in full for an additional 3,000,000 units at the time of the closing of the Offering. As a result, the aggregate gross proceeds of the Offering, including the over-allotment, are $230 million, prior to deducting underwriting discounts, commissions, and other Offering expenses.

The units have been listed on the Nasdaq Global Market (“Nasdaq”) and began trading on November 30, 2021, under the ticker symbol “CNGLU”. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “CNGL” and “CNGLW”, respectively.

The Company is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search for a target business addressing a large market opportunity with a company that is driving its growth in the medicinal cannabis or cannabinoid industry, which is compliant with all applicable laws and regulations within the jurisdictions in which it is located or operates. In particular, the Company will not invest in or consummate a business combination with a target business that has been operating, or whose plan is to operate, in violation of U.S. federal laws, including the U.S. Controlled Substances Act. The Company is led by its Chief Executive Officer, J. Gerald (“Gerry”) Combs.

EF Hutton, division of Benchmark Investments LLC, served as the sole book-running manager on the offering.

Rimon, P.C. served as legal counsel to the Company. Schiff Hardin LLP served as legal counsel to EF Hutton.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from EF Hutton, division of Benchmark Investments LLC, 590 Madison Ave., 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

The Securities and Exchange Commission (“SEC”) declared effective a registration statement on Form S-1 relating to these securities on November 29, 2021. A final prospectus relating to this offering has been filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering and the anticipated use of the net proceeds thereof. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Canna-Global Acquisition Corp

4640 Admiralty Way, Suite 500

Marina Del Rey, California 90292

J. Gerald Combs

Chief Executive Officer

gerry.combs@cashiamg.com

1-917-576-2537